Exhibit 99.10(c)

EVERSHEDS SUTHERLAND (US) LLP

THOMAS E. BISSET
DIRECT LINE: 202.383.0118
E-mail: ThomasBisset@eversheds-sutherland.com

April 30, 2021

VIA EDGAR

Board of Directors
MONY Life Insurance Company
2801 Highway 280 South
Birmingham, AL 35223

Re:          MONY Master VA
Post-Effective Amendment No. 22

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of the Registration Statement on Form N-4 (File No. 033-37722) by MONY  Life Insurance Company and MONY Variable Account A with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

Eversheds Sutherland (US) LLP

By:	/s/ Thomas E. Bisset
Thomas E. Bisset